UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2016

DEMANDWARE, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35450	20-0982939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Wall Street Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code:  (888) 553-9216

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption or Amendment of Material Compensatory Plan, Contract, Arrangement or Award

On May 18, 2016, Demandware, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”), and the Company’s stockholders approved an amendment and restatement of the Company’s 2012 Stock Incentive Plan (the “Amended Plan”).

The following provides a summary of the purpose and key provisions of the Amended Plan.  The following summary is not a complete description of all the provisions of the Amended Plan and is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Purpose

The Amended Plan allows the Company to provide employees, officers, directors, consultants and advisors who are selected to receive awards under the Amended Plan the opportunity to acquire an equity interest in the Company. The Company’s Board of Directors (the “Board”) believes that equity incentives are a significant factor in attracting, retaining and motivating eligible persons whose present and potential contributions are important to the Company’s long-term success.

Key Provisions

The following is a summary of the key provisions of the Amended Plan:

Plan Termination Date:   May 18, 2026

Eligible Participants:       Employees, officers, directors, consultants and advisors and those of the Company’s subsidiaries and of other business ventures in which the Company has a controlling interest

Shares Authorized:

•	8,126,768 shares (all of which were previously authorized under the 2012 Stock Incentive Plan)
•

If any award granted under the Amended Plan is forfeited, expires or is settled for cash in whole or in part, the shares subject to such award will, to the extent of such forfeiture, expiration or cash settlement, not be added to the shares available for awards under the Amended Plan.

•

Shares that are delivered  to the Company (actually, by attestation or by net exercise) to purchase shares of common stock upon the exercise of an award or to satisfy tax withholding obligations with respect to such awards will not be available for issuance pursuant to new awards under the Amended Plan. In addition, the following shares under the Amended Plan will not be added to the authorized shares: shares subject to stock appreciation rights that are not issued in connection with stock settlement on exercise thereof, and shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.

Award Types:

•	Stock options, including incentive stock options
•	Stock appreciation rights (“SARs”)
•	Restricted stock awards (“RSAs”)
•	Restricted stock units (“RSUs”)
•	Performance awards
•	Other stock-based awards and cash-based awards

Award Limits:

•

The maximum number of shares with respect to which awards may be granted to any participant (other than a non-employee director) under the Amended Plan may not exceed 700,000 shares per year.  Grants of cash-based performance awards under the Amended Plan will be limited to grants of $1.5 million per year per individual, multiplied by the number of years with respect to which the awards’ performance is measured, if more than one year.

•

The maximum equity grant value to any individual non-employee director in a year under the Amended Plan may not exceed $300,000 (calculated based on grant date fair value for financial reporting purposes).  The Compensation Committee of the Company may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Compensation Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Vesting: Vesting is determined by the Compensation Committee in its discretion. Typically, after a one-year 25% vesting, shares underlying options vest monthly over the following three years. Typically, after a one-year 25% vesting, awards of RSAs and RSUs vest quarterly over the following three years. No award will vest earlier than the first anniversary of the first day of the month containing the date of grant, unless, in the case of an option, such option is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant.  This limitation on vesting will not apply to awards granted to non-employee directors and in addition to any awards granted to non-employee directors, an aggregate of up to 5% of the maximum number of authorized shares.

Repricing, reload options and accrued dividends or dividend equivalents: Repricing, reload options and/or dividend equivalents for stock options or SARs are not permitted.

Accrued dividends or dividend equivalents with respect to performance-based RSAs, RSAs, RSUs or other stock-based and cash-based awards will not be paid until the applicable award is no longer subject to any restrictions on transfer or forfeitability.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 18, 2016, the Company held its Annual Meeting.  The proposals below, which are described in the Company’s definitive proxy statement for the Annual Meeting (the “proxy statement”), were submitted to a vote of the Company’s stockholders.

Proposal 1 – The election of three Class I directors, each to serve for a three-year term.

The Company’s stockholders elected the three nominees named in the proxy statement as Class I directors, each to serve until the 2019 annual meeting of stockholders.  The voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas D. Ebling	31,011,868	214,573	1,608,227
Jitendra Saxena	30,713,618	512,823	1,608,227
Leonard Schlesinger	31,146,615	79,826	1,608,227

The terms of office of the following directors continued after the Annual Meeting:

Jeffrey G. Barnett
Linda Crawford Jill Granoff
Charles F. Kane

Proposal 2 – The approval, in a non-binding advisory “say-on-pay” vote, of the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in the proxy statement.

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,243,848	4,901,487	81,106	1,608,227

Proposal 3 –The ratification, in a non-binding advisory vote, of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for the year ending December 31, 2016.

The Company’s stockholders ratified, on an advisory basis, the Company’s appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2016. The voting results were as follows:

Votes For	Votes Against	Abstentions
32,698,067	55,350	81,251

Proposal 4 –The approval of an amendment and restatement of the Company’s 2012 Stock Incentive Plan.

The Company’s stockholders approved the amendment and restatement of the Company’s 2012 Stock Incentive Plan. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,811,729	4,336,310	78,402	1,608,227

Item 9.01.  Financial Statements and Exhibits.

(d)Exhibits

99.1Amended and Restated 2012 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMANDWARE, INC.

Date: May 24, 2016	By:	/s/ Timothy M. Adams
Timothy M. Adams Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1Amended and Restated 2012 Stock Incentive Plan